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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.’s 333-87944, 333-27973 and 333-128959 of Schiff Nutrition International, Inc. on Form S-8 of our report dated August 23, 2006, relating to the consolidated financial statements of Schiff Nutrition International, Inc, appearing in this Annual Report on Form 10-K of Schiff Nutrition International, Inc. for the year ended May 31, 2006.

We also consent to reference to us under “Item 6. Selected Consolidated Financial and Operating Data” in Form 10-K.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Schiff Nutrition International, Inc., listed in Item 15. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Salt Lake City, Utah
August 23, 2006